Exhibit (i)(4)

Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109 T: 617.570.1000 F: 617.523.1231

September 12, 2014

Van Eck VIP Trust

335 Madison Avenue, 19th Floor

New York, New York 10017

Re:	Securities Registered under Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of Post-Effective Amendment No. 71 to the Registration Statement on Form N-1A (File Nos. 033-13019; 811-05083) (as so supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Van Eck VIP Trust (the “Trust”), a voluntary association with transferable shares under Chapter 182 of the Massachusetts General Laws, commonly referred to as a “Massachusetts business trust,” of an unlimited number of Initial Class and Class S shares of stock of the Trust (the “Shares”) representing interests in the Van Eck VIP Long/Short Equity Index Fund (the “Fund”), a series of the Trust, as more fully described in the prospectuses and statement of additional information contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion expressed below. We have relied, without independent verification, on a certificate of the Secretary of the Commonwealth of Massachusetts and, as to matters of fact material to the opinion set forth below, on a certificate of the Secretary of the Trust.

We have assumed that the Shares will be issued and sold in accordance with the terms and conditions of the effective Registration Statement, including the prospectuses and statement of additional information contained therein, as supplemented and/or amended from time to time, and that ownership of the Shares will be duly recorded in the books of the Trust.

The opinion expressed below is limited to Massachusetts law.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold, will be validly issued, fully-paid and non-assessable by the Trust.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm as legal counsel for the Trust in the Registration

Van Eck VIP Trust

September 12, 2014

Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

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